EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-72937 of Sharper Image Corporation on Form S-3 of our reports dated March 25, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sharper Image Corporation for the year ended January 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP
-------------------------
San Francisco, California
March 5, 1999



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